UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

January 4, 2008

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Room 13, Floor 25, Sunny New World Tower, No. 231 Xin Hua Road, Jianghan District, Wuhan, Hubei, PRC. Post Code: 430015	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 8537-5532
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

CRT Capital Group LLC Engagement Letter

On January 4, 2008, the Company entered into a financial advisory engagement letter (the “CRT Engagement Letter”) dated January 2, 2008 with CRT Capital Group LLC (“CRT”) engaging CRT as its lead financial advisor in connection with a review of the Company’s strategic and financial alternatives. Pursuant to the CRT Engagement Letter, as partial compensation for its advisory services, the Company shall issue to CRT as a retainer a number of stock purchase warrants (the “CRT Retainer Warrants”) equal to $400,000. Each CRT Retainer Warrant shall be exercisable into one share of the Company’s common stock, shall expire five years from the date of issuance, have an exercise price equal to the closing share price on the date of the CRT Engagement Letter and be exercisable at any time after issuance on a cashless basis. In addition to the advisory services rendered, during the term of the engagement and for a period of twelve months following the termination of the CRT Engagement Letter, CRT shall retain a right of first refusal to participate in any new capital raises or any merger or acquisition transactions (each, a "Future Transaction") that the Company engages in. If CRT chooses to participate, CRT shall receive a cash placement fee or underwriting discount equal to 5% of the aggregate principal amount of any debt raised, or 6% of the gross proceeds of any equity securities sold, as well as stock purchase warrants to purchase shares of common stock equal to 8% of i) the number of common shares issued in the offering, plus ii) the number of shares of common stock underlying any equity-linked securities issued in the offering. If CRT chooses to participate in any Future Transaction that the Company engages in, the Company and CRT will enter into an advisory agreement, providing for an advisory success fee in an amount to be mutually agreed upon. Upon successful completion of a Future Transaction in which CRT participates, $200,000 of the retainer fee shall be credited against any future cash fee payable to CRT. Either the Company or CRT may terminate the CRT Engagement Letter upon five business days written notice any time after the earlier of the consummation of a capital raise or July 2, 2008.

EastGate Financial, Inc. Engagement Letter

On January 8, 2008, the Company entered into a one year advisory engagement letter (the “EastGate Engagement Letter”) dated January 2, 2008 with EastGate Financial, Inc. (“EastGate”) engaging EastGate to provide consulting and advisory services with respect to establishing an office in New York, advice to the Company in applying to the American Stock Exchange (“AMEX”) and assistance in identifing and choosing an AMEX specialist firm. As compensation for the consulting services rendered, the Company shall issue to EastGate a number of stock purchase warrants (the “EastGate Warrants”) equal to $240,000. Each EastGate Warrant shall be exercisable into one share of the Company’s common stock, shall expire five years from the date of issuance, have an exercise price equal to the closing share price on the date of the Eastgate Engagement Letter, and be exercisable at any time after issuance on a cashless basis. The EastGate Engagement Letter is subject to an automatic renewal of an additional one year term, at which time, the Company shall issue to Eastgage an additional number of stock purchase warrants (the “Additional EastGate Warrants”) equal to $240,000. Each party may elect not to renew the engagement for the renewal period or terminate the EastGate Engagement Letter thereafter upon sixty business days written notice.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the CRT Engagement Letter, we are required to issue to CRT Warrants to acquire 1,597,075 shares of Common Stock at an exercise price of $0.77 per share.

Pursuant to the EastGate Engagement Letter, we are required to issue to EastGate Warrants to acquire 958,245 shares of Common Stock at an exercise price of $0.77 per share.

Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Regulation D and Section 4(2) of the Securities Act. We made this determination based on the fact that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholder was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

10.1 Engagement Letter with CRT Capital Group LLC

10.2 Engagement Letter with Eastgate Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: January 11, 2008	By:	/s/ Yiqing Wan
Yiqing Wan President